Exhibit 99.1

HubSpot Reports Q2 2015 Results

Continued Strong Revenue Growth, Improved Margins and Positive Cash Flow From Operations —

Raises Full-Year 2015 Guidance

CAMBRIDGE, MA (August 6, 2015) — HubSpot, Inc. (NYSE: HUBS), a leading inbound marketing and sales software company, today announced financial results for the second quarter ended June 30, 2015.

Financial Highlights:

Revenue

•	Total revenue was $42.9 million, up 58% compared with the second quarter of 2014.

•	Subscription revenue was $39.3 million, up 58% compared with the second quarter of 2014.

•	Professional services and other revenue was $3.7 million, up 67% compared with the second quarter of 2014.

Operating Loss

•	GAAP operating margin was (26.4%) for the quarter, compared with (30.5%) in the second quarter of 2014.

•	Non-GAAP operating margin was (13.2%) for the quarter, an improvement of approximately 13 percentage points from (26.0%) in the second quarter of 2014.

•	GAAP operating loss was ($11.3) million for the quarter, compared to ($8.3) million in the second quarter of 2014.

•	Non-GAAP operating loss was ($5.7) million for the quarter, compared to ($7.1) million in the second quarter of 2014.

Net Loss attributable to common stockholders

•	GAAP net loss attributable to common stockholders was ($11.4) million, or ($0.34) per share for the quarter, compared to ($8.3) million, or ($1.44) per share, in the second quarter of 2014.

•	Non-GAAP net loss attributable to common stockholders was ($5.7) million, or ($0.17) per share for the quarter, compared to ($7.1) million, or ($1.22) per share, in the second quarter of 2014.

•	Second quarter weighted average common shares outstanding were 33.2 million compared to 5.8 million shares in the second quarter of 2014.

Balance Sheet and Cash Flow

•	The company’s cash and cash equivalents balance was $74.2 million as of June 30, 2015.

•	During the second quarter, the company generated $1.6 million of operating cash flow compared to using ($2.3) million of cash in operations during the second quarter of 2014.

Additional Recent Business Highlights

•	Grew total customers to 15,839 at June 30, 2015, up 36% from June 30, 2014.

•	Increased average subscription revenue per customer (ASRPC) during the second quarter of 2015 to $10,127 from $8,823 in the second quarter of 2014.

“The first half of 2015 has been a transformative time for HubSpot,” said Brian Halligan, Chairman and CEO. “We’ve seen tremendous momentum, from strong revenue growth and positive cash flow from operations to improved margins. We see our positive growth as a sign that our solve-for-the-customer mentality is working and that our marketing and sales products are in turn helping our customers grow their businesses.”

Business Outlook

Based on information available as of August 6, 2015, HubSpot is issuing guidance for the third quarter of 2015 and raising guidance for full year 2015 as indicated below.

Third Quarter 2015:

•	Total revenue is expected to be in the range of $44.0 million to $45.0 million.

•	Non-GAAP operating loss is expected to in the range of ($11.3) million to ($10.3) million. This excludes stock-based compensation expense of approximately $4.6 million and amortization of acquired intangible assets of approximately $26 thousand.

•	Non-GAAP net loss per common share is expected to be in the range of ($0.34) to ($0.32). This excludes stock-based compensation expense of approximately $4.6 million and amortization of acquired intangible assets of approximately $26 thousand. This assumes approximately 33.9 million weighted common shares outstanding.

Full Year 2015:

•	Total revenue is expected to be in the range of $171.7 million to $173.7 million.

•	Non-GAAP operating loss is expected to in be in the range of ($30.9) million to ($28.9) million. This excludes stock-based compensation expense of approximately $21.5 million and amortization of acquired intangible assets of approximately $96 thousand.

•	Non-GAAP net loss per common share is expected to be in the range of ($0.92) to ($0.88). This excludes stock-based compensation expense of approximately $21.5 million and amortization of acquired intangible assets of approximately $96 thousand. This assumes approximately 33.3 million weighted common shares outstanding.

Conference Call Information

HubSpot will host a conference call on Thursday, August 6, 2015, at 5:00 p.m. Eastern Time (ET) to discuss its second quarter 2015 financial results and business outlook. To access this call, dial (877) 201-0168 (domestic) or (647) 788-4901 (international). The conference ID is 69239654. Additionally, a live webcast of the conference call will be available in the “Investor” section of the HubSpot’s web site at www.hubspot.com.

Following the conference call, a replay will be available until 5 pm on August 13, 2015 at (855) 859-2056 (domestic) or (404) 537-3406 (international). The replay pass code is 69239654. An archived webcast of this conference call will also be available in the “Investor” section of HubSpot’s web site at www.hubspot.com. The company has used, and intends to continue to use, the investor relations portion of its website as a means of disclosing material non-public information and for complying with disclosure obligations under Regulation FD.

About HubSpot

HubSpot is a leading inbound marketing and sales platform. Over 15,500 customers in over 90 countries use HubSpot’s award-winning software, services, and support to create an inbound experience that will attract, engage, and delight customers. Learn more at www.hubspot.com.

The tables at the end of this press release include a reconciliation of generally accepted accounting principles (“GAAP”) to non-GAAP operating loss, operating margin, subscription margin, expense, expense as a percentage of revenue, and net loss attributable to common stockholders for the second quarter ended June 30, 2015 and 2014. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

Cautionary Language Concerning Forward-Looking Statements

This press release includes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements concerning our financial guidance for the third fiscal quarter of 2015 and full year 2015, our position to execute on our growth strategy in the mid-market, and our ability to expand our leadership position and market opportunity for our inbound platform. These forward-looking statements include, but are not limited to, plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts and statements identified by words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates” or words of similar meaning. These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made. Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved. Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond our control including, without limitation, our history of losses, our ability to retain existing customers and add new customers, the continued growth of the market for an inbound platform; our ability to differentiate our platform from competing products and technologies; our ability to manage our growth effectively to maintain our high level of service; our ability to maintain and expand relationships with our marketing agency partners; our ability to successfully recruit and retain highly-qualified personnel; the price volatility of our common stock, and other risks set forth under the caption “Risk Factors” in our Quarterly Report on Form 10-Q filed on May 7, 2015 and our other SEC filings. We assume no obligation to update any forward-looking statements contained in this document as a result of new information, future events or otherwise.

Consolidated Balance Sheets

(in thousands)

	June 30, 2015	December 31, 2014
Assets
Current assets:
Cash and cash equivalents	$74,235	$123,721
Short-term investments	35,591	—
Accounts receivable — net of allowance for doubtful accounts of $233 and $218 at June 30, 2015 and December 31, 2014, respectively	16,217	14,270
Deferred commission expense	6,009	5,995
Restricted cash	210	230
Prepaid hosting costs	1,928	1,777
Prepaid expenses and other current assets	6,570	3,516

Total current assets	140,760	149,509
Long-term investments	42,342	—
Property and equipment, net	11,337	11,381
Capitalized software development costs, net	4,233	4,433
Other assets	259	116
Intangible assets, net	153	89
Goodwill	9,773	9,330

Total assets	208,857	174,858

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	2,415	2,800
Accrued compensation costs	8,182	7,660
Other accrued expenses	12,608	7,953
Capital lease obligations	235	100
Deferred rent	562	110
Deferred revenue	49,712	40,805

Total current liabilities	73,714	59,428
Capital lease obligations, net of current portion	141	78
Deferred rent, net of current portion	4,149	4,153
Deferred revenue, net of current portion	534	500

Total liabilities	78,538	64,159

Commitments and contingencies
Stockholders’ equity:
Common stock	33	32
Additional paid-in capital	307,295	265,113
Accumulated other comprehensive loss	(458)	(145)
Accumulated deficit	(176,551)	(154,301)

Total stockholders’ equity	130,319	110,699

Total liabilities and stockholders’ equity	$208,857	$174,858

Consolidated Statements of Operations

(in thousands, except per share data)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2015	2014	2015	2014
Revenues:
Subscription	$39,273	$24,903	$74,212	$47,188
Professional services and other	3,668	2,195	6,895	4,084

Total revenue	42,941	27,098	81,107	51,272

Cost of Revenues:
Subscription	7,484	5,668	14,424	10,765
Professional services and other	3,789	2,614	7,314	5,181

Total cost of revenues	11,273	8,282	21,738	15,946

Gross profit	31,668	18,816	59,369	35,326

Operating expenses:
Research and development	8,158	4,948	15,658	9,641
Sales and marketing	26,291	17,094	50,188	33,020
General and administrative	8,541	5,051	16,255	10,356

Total operating expenses	42,990	27,093	82,101	53,017

Loss from operations	(11,322)	(8,277)	(22,732)	(17,691)

Other (expense) income:
Interest income	101	1	108	3
Interest expense	(79)	(70)	(109)	(121)
Other (expense) income	(55)	67	572	65

Total other (expense) income	(33)	(2)	571	(53)

Loss before provision for income taxes	(11,355)	(8,279)	(22,161)	(17,744)
Provision for income taxes	(37)	—	(89)	—

Net loss	(11,392)	(8,279)	(22,250)	(17,744)
Preferred stock accretion	—	(13)	—	(27)

Net loss attributable to common stockholders	$(11,392)	$(8,292)	$(22,250)	$(17,771)

Net loss attributable to common stockholders per share, basic and diluted	$(0.34)	$(1.44)	$(0.69)	$(3.15)
Weighted average common shares used in computing basic and diluted net loss attributable to common stockholders per share:	33,208	5,773	32,432	5,636

Consolidated Statements of Cash Flows

(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Operating Activities:
Net loss	$(11,392)	$(8,279)	$(22,250)	$(17,744)
Adjustments to reconcile net loss to net cash and cash equivalents provided by (used in) operating activities
Depreciation and amortization	1,818	1,604	3,565	3,047
Stock-based compensation	5,642	1,176	10,783	2,248
Provision for deferred income taxes	—	—	26	—
Provision for doubtful accounts	245	158	454	258
Amortization of bond premium discount	190	—	192	—
Noncash rent expense	24	115	192	206
Unrealized currency translation	159	—	(289)	—
Changes in assets and liabilities
Accounts receivable	(912)	(1,127)	(2,572)	(2,329)
Prepaid expenses and other assets	(2,201)	(195)	(3,352)	(203)
Deferred commission expense	(18)	(313)	(14)	(590)
Accounts payable	800	702	(310)	60
Accrued expenses	3,890	590	4,542	1,232
Restricted cash	—	220	—	157
Deferred rent	265	232	265	1,234
Deferred revenue	3,068	2,799	9,531	7,530

Net cash and cash equivalents provided by (used in) operating activities	1,578	(2,318)	763	(4,894)

Investing Activities:
Purchases of investments	(52,499)	—	(78,283)	—
Purchases of property and equipment	(158)	(2,444)	(1,183)	(4,924)
Capitalization of software development costs	(1,022)	(1,418)	(1,792)	(2,372)
Acquisition of a business	—	—	(600)	—
Acquisition of intangible assets	—	(80)	—	(80)
Restricted cash	—	1,500	—	1,500

Net cash and cash equivalents used in investing activities	(53,679)	(2,442)	(81,858)	(5,876)

Financing Activities:
Secondary offering proceeds, net of offering costs paid of $573	—	—	33,679	—
Payment of offering costs	(435)	—	—	—
Proceeds from draw-down on line of credit	—	5,000	—	5,000
Employee taxes paid related to the net share settlement of stock-based awards	(7,852)	—	(7,852)	—
Proceeds related to issuance of common stock under stock plans	5,223	635	6,189	2,039
Payment of deferred initial public offering costs	—	(1,481)	—	(1,507)
Repayments of capital lease obligations	(25)	(28)	(49)	(75)

Net cash and cash equivalents (used in) provided by financing activities	(3,089)	4,126	31,967	5,457

Effect of exchange rate changes on cash	50	(31)	(358)	(28)

Net decrease in cash and cash equivalents	(55,140)	(665)	(49,486)	(5,341)
Cash and cash equivalents, beginning of period	129,375	7,967	123,721	12,643

Cash and cash equivalents, end of period	$74,235	$7,302	$74,235	$7,302

Reconciliation of non-GAAP operating loss and operating margin

(in thousands, except percentages)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
GAAP operating loss	$(11,322)	$(8,277)	$(22,732)	$(17,691)
Stock-based compensation	5,642	1,176	10,783	2,248
Amortization of acquired intangible assets	26	50	44	112

Non-GAAP operating loss	$(5,654)	$(7,051)	$(11,905)	$(15,331)

GAAP operating margin	(26.4%)	(30.5%)	(28.0%)	(34.5%)
Non-GAAP operating margin	(13.2%)	(26.0%)	(14.7%)	(29.9%)

Reconciliation of non-GAAP net loss attributable to common stockholders

(in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
GAAP net loss attributable to common stockholders	$(11,392)	$(8,292)	$(22,250)	$(17,771)
Stock-based compensation	5,642	1,176	10,783	2,248
Amortization of acquired intangibles	26	50	44	112

Non-GAAP net loss attributable to common stockholders	$(5,724)	$(7,066)	$(11,423)	$(15,411)

Non-GAAP net loss attributable to common stockholders per share, basic and diluted	$(0.17)	$(1.22)	$(0.35)	$(2.73)
Weighted average common shares used in computing basic and diluted GAAP and non-GAAP net loss per common share:	33,208	5,773	32,432	5,636

Reconciliation of non-GAAP expense and expense as a percentage of revenue

(in thousands, except percentages)

	Three Months Ended June 30,
	2015					2014
	COS, Subscription	COS, Prof. services & other	R&D	S&M	G&A	COS, Subscription	COS, Prof. services & other	R&D	S&M	G&A

GAAP expense	$7,484	$3,789	$8,158	$26,291	$8,541	$5,668	$2,614	$4,948	$17,094	$5,051
Stock-based compensation	(92)	(347)	(1,629)	(2,077)	(1,497)	(24)	(83)	(153)	(475)	(441)
Amortization of acquired intangibles	(19)	—	—	(7)	—	(43)	—	—	(7)	—

Non-GAAP expense	$7,373	$3,442	$6,529	$24,207	$7,044	$5,601	$2,531	$4,795	$16,612	$4,610

GAAP expense as a percentage of revenue	17%	9%	19%	61%	20%	21%	10%	18%	63%	19%
Non-GAAP expense as a percentage of revenue	17%	8%	15%	56%	16%	21%	9%	18%	61%	17%

	Six Months Ended June 30,
	2015					2014
	COS, Subscription	COS, Prof. services & other	R&D	S&M	G&A	COS, Subscription	COS, Prof. services & other	R&D	S&M	G&A

GAAP expense	$14,424	$7,314	$15,658	$50,188	$16,255	$10,765	$5,181	$9,641	$33,020	$10,356
Stock-based compensation	(159)	(604)	(3,262)	(4,132)	(2,626)	(40)	(152)	(299)	(887)	(870)
Amortization of acquired intangibles	(30)	—	—	(14)	—	(105)	—	—	(7)	—

Non-GAAP expense	$14,235	$6,710	$12,396	$46,042	$13,629`	$10,620	$5,029	$9,342	$32,126	$9,486

GAAP expense as a percentage of revenue	18%	9%	19%	62%	20%	21%	10%	19%	64%	20%
Non-GAAP expense as a percentage of revenue	18%	8%	15%	57%	17%	21%	10%	18%	63%	19%

Reconciliation of non-GAAP subscription margin

(in thousands, except percentages)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
GAAP subscription margin	$31,789	$19,235	$59,788	$36,423
Stock-based compensation	92	24	159	40
Amortization of acquired intangible assets	19	43	30	105

Non-GAAP subscription margin	$31,900	$19,302	$59,977	$36,568

GAAP subscription margin percentage	80.9%	77.2%	80.6%	77.2%
Non-GAAP subscription margin percentage	81.2%	77.5%	80.8%	77.5%

Non-GAAP Financial Measures

In this release, HubSpot’s non-GAAP operating loss, operating margin, subscription margin, expense, expense as a percentage of revenue, and net loss attributable to common stockholders are not presented in accordance with GAAP and are not intended to be used in lieu of GAAP presentations of results of operations.

Management presents these non-GAAP financial measures because it considers them to be important supplemental measures of performance. Management uses the non-GAAP financial measures for planning purposes, including analysis of the company’s performance against prior periods, the preparation of operating budgets and to determine appropriate levels of operating and capital investments. Management also believes that the non-GAAP financial measures provide additional insight for analysts and investors in evaluating the company’s financial and operational performance. However, these non-GAAP financial measures have limitations as an analytical tool and are not intended to be an alternative to financial measures prepared in accordance with GAAP. We intend to provide these non-GAAP financial measures as part of our future earnings discussions and, therefore, the inclusion of these non-GAAP financial measures will provide consistency in our financial reporting. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures. A reconciliation of our non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included above in this press release.

These non-GAAP measures exclude share-based compensation and amortization of acquired intangible assets. We believe investors may want to exclude the effects of these items in order to compare our financial performance with that of other companies and between time periods:

(a)	Stock-based compensation is a non-cash expense accounted for in accordance with FASB ASC Topic 718. We believe that the exclusion of stock-based compensation expense allows for financial results that are more indicative of our operational performance and provide for a useful comparison of our operating results to prior periods and to our peer companies because stock-based compensation expense varies from period to period and company to company due to such things as differing valuation methodologies and changes in stock price.

(b)	Expense for the amortization of acquired intangible assets is a non-cash item, and we believe that the exclusion of this amortization expense provides for a useful comparison of our operating results to prior periods and to our peer companies.

Investor Relations Contact:

Lisa Mullan, (857) 829-5429

investors@hubspot.com

Media Contact:

Laura Moran, (857) 829-5688

lmoran@hubspot.com